Exhibit 99.1

Burlington Stores, Inc. Announces Senior Leadership Promotions

Jennifer Vecchio, Marc Katz and Fred Hand Promoted to Principal Roles

BURLINGTON, New Jersey; January 20, 2017 — Burlington Stores, Inc. (NYSE: BURL), a nationally recognized off-price retailer of high-quality, branded apparel at everyday low prices, today announced senior leadership promotions to support the Company’s continued growth and recognize key executives who have made significant contributions to the Company’s success. These changes will be effective on January 30, 2017.

•	Jennifer Vecchio, the Company’s Executive Vice President/Chief Merchandising Officer since May 2015, will be promoted to the newly created role of Chief Merchandising Officer/Principal, and will assume responsibility for the Merchandise Planning, Allocation and MIO functions.

•	Marc Katz, the Company’s Executive Vice President and Chief Financial Officer since January 2015, will be promoted to Chief Financial Officer/Principal. In this newly expanded role, Mr. Katz will assume responsibility for the Company’s Supply Chain, Procurement, Corporate Services and Asset Protection functions, while continuing to serve as the Company’s Chief Financial Officer and oversee the Information Technology group.

•	Fred Hand, the Company’s Executive Vice President of Stores since February 2008, will be promoted to the newly created role of Chief Customer Officer/Principal. In this position, Mr. Hand will continue to oversee Store Operations, Real Estate and Store Design/Construction, and will assume responsibility for Marketing, Strategy and E-Commerce.

All three executives will continue to report to Burlington’s President and Chief Executive Officer, Thomas A. Kingsbury.

Mr. Kingsbury stated, “I am delighted to announce the promotions of these three talented executives. Each of them has played a key role in Burlington’s success. Their contributions have positively impacted Burlington’s ability to execute our off-price business model by delivering great product and sought-after brands at compelling values in an exciting store environment. I am confident that their expanded roles will position the Company to continue its strong performance into 2017 and beyond.”

Mr. Kingsbury continued, “Jennifer Vecchio is an outstanding merchant who has a deep understanding of the off-price business model and strong relationships with the vendor community. She is a motivating leader who is committed to developing her team, and I am confident that she will succeed in this broader leadership position.”

“Marc Katz is an exemplary leader whose many contributions to Burlington have played a key role in our success. Since 2008, he has led a variety of functions, most recently the financial and information technology groups. Marc’s broad-based financial understanding positions him well for these additional responsibilities,” continued Mr. Kingsbury.

“Fred Hand is an exceptionally talented executive with a breadth of retail experience and a keen focus on the needs of our customers. His record of strong leadership at Burlington and deep experience at other leading retailers will serve him well in his expanded role,” said Mr. Kingsbury.

In conclusion, Mr. Kingsbury said, “Jennifer, Marc and Fred have consistently demonstrated strong business acumen and exceptional managerial skills. This new leadership structure positions the Company for continued growth and success.”

About Burlington Stores, Inc.

Burlington Stores, Inc., headquartered in New Jersey, is a nationally recognized off-price retailer with fiscal 2015 revenue of $5.1 billion. The Company is a Fortune 500 company and its common stock is traded on the New York Stock Exchange under the ticker symbol “BURL.” The Company operated 592 stores as of the end of the third quarter, inclusive of an internet store, in 45 states and Puerto Rico, principally under the name Burlington Stores. The Company’s stores offer an extensive selection of in-season, fashion-focused merchandise at up to 65% off other retailers’ prices, including women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home and coats.

For more information about the Company, visit www.burlingtonstores.com.

Investor Relations Contacts:

Robert L. LaPenta, Jr.

855-973-8445

Info@BurlingtonInvestors.com

Allison Malkin

Caitlin Morahan

ICR, Inc.

203-682-8225

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those we expected, including competition in the retail industry, seasonality of our business, adverse weather conditions, changes in consumer preferences and consumer spending patterns, import risks, inflation, general economic conditions, our ability to implement our strategy, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements, availability of adequate financing, our dependence on vendors for our merchandise, events affecting the delivery of merchandise to our stores, existence of adverse litigation and risks, availability of desirable locations on suitable terms and other factors that may be described from time to time in our filings with the Securities and Exchange Commission (SEC). For each of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.